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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2006

METALEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1811 East 17th Avenue
Spokane, Washington 99203
(Address of principal executive offices and Zip Code)

(509) 535-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

On March 8, 2006, Andrei Stytsenko, our president, returned 69,500,000 shares of his common stock to us and the shares were cancelled. After Mr. Stytsenko returned the shares of common stock to us, he owned 500,000 shares of our common stock. Prior to returning the shares to us, there were 98,000,000 shares of common stock outstanding. After Mr. Stytsenko returned his shares of common stock to us, there were 28,500,000 shares of common stock outstanding. Of the 28,500,000 shares outstanding, 28,000,000 are free trading and 500,000 are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933. As a result of the return of the 69,500,000 shares of common stock by Mr. Stytsenko, there has been a change in our control and the entities/individuals listed below now own 5% or more of the outstanding shares of our common stock:

	Number of	Percentage
Name	Shares	of Ownership

Brown Brothers Harrison & Co.	4,965,100	17.42%
Prophetic Limited	1,470,000	5.16%
Rush & Co.	3,706,600	13.01%
Horacio Valdes	1,750,000	6.14%
TOTAL	11,891,700	41.73%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of March, 2006.

METALEX RESOURCES, INC.

BY:	ANDREI STYTSENKO
Andrei Stytsenko
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary/Treasurer and sole member of the board of directors.